                                                                 Exhibit 10.21.2

                                    AMENDMENT
                                     TO THE
                        COMMUTATION AND RELEASE AGREEMENT
                                      AMONG

Capitol Indemnity Corporation (hereinafter referred to as "CIC") and Darwin National Assurance Company (hereinafter referred to as "DNA").

WHEREAS, the Parties desire to modify certain terms and conditions with respect to the Commutation and Release Agreement (hereinafter referred to as the "Agreement") between the Parties dated July 1, 2005;

NOW, THEREFORE, for the consideration mentioned and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties do agree as follows:

      1. The Parties hereby agree that the effective date of the Agreement shall be October 1, 2005 instead of the previously referenced July 1, 2005.

      2.    Article I(1) is hereby amended in its entirety as follows:

            By December 31, 2005, CIC shall remit to DNA a sum equal to the September 30, 2005 GAAP book value of the loss and loss adjustment expense reserves assumed from DNA and unearned premium assumed from DNA, less any deferred acquisition expense related to the unearned premium.

      3.    Article I(3) is hereby amended in its entirety as follows:

            Upon receipt of the sum noted above, DNA will assume, effective as of October 1, 2005, all existing and future rights, liabilities, duties and obligations with respect to the Policies. It is the express intention of the Parties hereby that CIC shall have no further rights, liabilities, duties or obligations with respect to the Policies and/or the Reinsurance Agreement, except as set forth in this Agreement.

      4. This Amendment may be executed in counterparts of like form, each of which, when executed, shall be deemed together an original and all of which taken together shall constitute one and the same instrument.

      5. Except as hereby amended, the terms and provision of the Agreement shall remain in full force and effect. This Amendment shall be effective as of the inception date of the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized representatives.

Darwin National Assurance Company                       Capitol Indemnity Corporation


By: /s/ John L. Sennott, Jr.                            By: /s/ David F. Pauly
    ______________________________________________          ______________________________________

Name: John L. Sennott, Jr.                              Name: David F. Pauly
      ____________________________________________            ____________________________________

Title: CFO                                              Title: President
       ___________________________________________             ___________________________________

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